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           [KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
                 WIRTSCHAFTSPRUFUNGSGESELLSCHAFT LETTERHEAD]



                                                                EXHIBIT 23.3


      CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AKTIENGESELLSCHAFT
                       WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

The Board of Directors
Hayes Wheels International, Inc.

We consent to the use of our report dated May 21, 1997, related to the consolidated balance sheets of Lemmerz Holding GmbH and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years then ended, included herein and incorporated by reference herein, and to the references to our firm under the headings "Summary Historical Financial Information", "Selected Historical Consolidated Financial Information of Lemmerz", and "Experts" in the Registration Statement (Form S-3) and related Prospectus.

                              KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                              AKTIENGESELLSCHAFT WIRTSCHAFTSPRUFUNGSGESELLSCHAFT



Cologne, Germany
July 21, 1997